EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Robert J. Hombach, as Corporate Vice President and Chief Financial Officer of Baxter International Inc. (the “company”), certifies, pursuant to 18 U.S.C §1350, as adopted pursuant to §906 of the Sarbanes–Oxley Act of 2002, that:
(1)	The company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 as filed with Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

/s/ Robert J. Hombach
Robert J. Hombach
Corporate Vice President and Chief Financial Officer
May 3, 2011